Exhibit 10.3

AMENDMENT TO SECURITY AGREEMENT

This Amendment to Security Agreement (“Amendment”) dated as of December 23, 2011, is made by and between MANITEX LIFTKING, ULC, an Alberta corporation (“Debtor”) and COMERICA BANK (“Bank”), a Texas banking association and authorized foreign bank under the Bank Act (Canada) to amend the Security Agreement dated on or about December 29, 2006, made by the Debtor to Bank (the “Agreement”).

1. Amendments to Agreement. The Agreement is amended as follows:

(a) The Collateral as defined in the Agreement is amended to include, without limitation, “Investment Property” immediately following the reference to “securities” in the third line of paragraph 1.1.

2. Representations. Debtor hereby ratifies and reaffirms the representations, warranties and covenants set forth in the Agreement.

3. Miscellaneous

1. This Amendment may be executed in as many counterparts as Bank and Debtor deem convenient and shall become effective upon delivery to Bank of all executed counterparts hereof.

2. Debtor and Bank acknowledge and agree that, except as specifically amended hereby or in connection herewith, all of the terms and conditions of the Agreement remain in full force and effect in accordance with their original terms.

3. Debtor ratifies and confirms that the Agreement is, and shall remain, in full force and effect with respect to the Indebtedness (as defined therein), including without limitation, indebtedness and obligations of the Borrower now or hereafter existing or arising under or in connection with the Amended and Restated Letter Agreement, by and between Debtor and Bank, dated as of even date herewith.

4. Debtor shall pay all of Bank’s legal costs and expenses (including attorneys’ fees and expenses) incurred in the negotiation, preparation and closing hereof, including, without limitation, costs of all lien searches and financing statement filings.

5. Except as specifically set forth herein, nothing set forth in this Amendment shall constitute, or be interpreted or construed to constitute, a waiver of any right or remedy of Bank, or of any default or Event of Default whether now existing or hereafter arising.

This Amendment to Security Agreement is executed and delivered as of the date set forth above.

COMERICA BANK		MANITEX LIFTKING, ULC

By:	/S/ Omer Ahmed	By:	/s/ David H. Gransee
	Omer Ahmed	Print Name: David H. Gransee
Its:	Portfolio Manager	Its:	VP & CFO

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